Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Vance Adkins Chief Financial Officer Email: vadkins@severnbank.com Phone: 410.260.2000

Severn Bancorp, Inc. Announces Annual Earnings - Strong Noninterest Income Growth

Annapolis, MD, January 27, 2020 (PRNewswire) – Severn Bancorp, Inc., (NASDAQ: SVBI), the parent company of Severn Bank, reported net income available to common shareholders for the 2019 year of $8.4 million vs. $8.5 million for the 2018 year. Net Income available to common shareholders for fourth quarter was $1.2 million vs. $2.6 million for the fourth quarter of 2018. Total assets were up slightly in the fourth quarter 2019 from the prior quarter to $827 million, but down $147 million from the prior year-end of $974 million at December 31, 2018.  Earnings per share on a fully diluted basis were $0.09 for the fourth quarter and $0.65 per share for the year ended December 31, 2019 vs. $0.20 and $0.67 per share, respectively, for the same periods in 2018.

“At first glance some of the year-end financial results may seem concerning,” stated Alan J. Hyatt, President and Chief Executive Officer.  Mr. Hyatt continued, “The Bank experienced significant payoffs in outstanding loans. We also saw a large reduction in short term investor deposits that affected earnings. However, the balance sheet reflects significant strength and will allow the Bank to grow assets. Additional top-notch team members have been added to the lending team to help us achieve this loan growth.”

Net interest income in the fourth quarter 2019 decreased $873 thousand to $6.9 million from the fourth quarter of 2018 with a $1.5 million increase or 5% to $30.5 million for the 2019 year vs. $29.1 million earned for the 2018 fiscal year. Less fourth quarter interest income was generated from lower volumes of earning assets, particularly from significantly lower medical-use cannabis related deposits that earned overnight interest income during the first half of 2019. Also, loan interest income decreased from lower loan volumes, which was slightly offset by a reduction in interest expense from less reliance on borrowings.

Noninterest income in the fourth quarter 2019 increased $202 thousand to $2.6 million from the fourth quarter of 2018 with a $1.8 million increase or 22% to $10.3 million for the 2019 year vs. $8.4 million in 2018. Growth in mortgage banking production and deposit fees from medical-use cannabis related accounts contributed significantly to the increases in noninterest income.

Noninterest expenses in the fourth quarter 2019 increased $877 thousand to $7.7 million from the fourth quarter of 2018 with a $3.4 million increase or 13% to $29.7 million for the 2019 year vs. $26.2 million in 2018. Non-interest expenses increased for both periods due to several factors, including: accounting and professional fees, severance payments to the former CFO, and higher commissions paid to mortgage loan officers and real estate brokers as a result of increased production in 2019. In addition, contributing to the increase was higher occupancy costs and additional staffing as a result of opening a new branch in Crofton in the third quarter of 2019.

Total assets decreased $147 million to $827 million at December 31, 2019 from $974 million at December 31, 2018.  The decrease in assets was primarily in federal funds and interest bearing deposits in other banks as well as loans due to unexpected payoffs.  Deposits and borrowed funds decreased $118 million and $39 million, respectively from December 31, 2018 to December 31, 2019.  The decrease in deposits was primarily the result of short term, medical-use cannabis related funds that account holders maintained at Severn Bank prior to pursuing other longer term investment opportunities.  Management was aware of the short term nature of certain medical-use cannabis related deposits and offset those funds by maintaining short term liquidly to meet any deposit outflows.

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It offers seven branches located in Annapolis, Edgewater, Severna Park, Lothian/Wayson’s Corner, Crofton, and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended December 31,
	2019	2018	$ Change	% Change

Interest Income

Interest on loans	$8,662	$9,146	$(484)	-5%
Interest on securities	206	276	(70)	-25%
Other interest income	321	800	(479)	-60%

Total interest income	9,189	10,222	(1,033)	-10%

Interest Expense

Interest on deposits	1,851	1,750	101	6%
Interest on long term borrowings	410	671	(261)	-39%

Total interest expense	2,261	2,421	(160)	-7%

Net interest income	6,928	7,801	(873)	-11%

Provision for (reversal of) loan losses	0	0	-	0%

Net interest income after provision for (reversal of) loan losses	6,928	7,801	(873)	-11%

Noninterest Income

Mortgage-banking revenue	833	591	242	41%
Real Estate Commissions	544	554	(10)	-2%
Real Estate Management Income	157	147	10	7%
Other noninterest income	1,043	1,083	(40)	-4%

Total noninterest income	2,577	2,375	202	9%

Net interest income plus noninterest income after provision for (reversal of) loan losses	9,505	10,176	(671)	-7%

Noninterest Expense

Compensation and related expenses	5,239	4,460	779	17%
Net Occupancy & Depreciation	520	404	116	29%
Net Costs of Foreclosed Real Estate	(82)	62	(144)	-232%
Other	2,051	1,925	126	7%

Total noninterest expense	7,728	6,851	877	13%

Income before income tax provision	1,777	3,325	(1,548)	-47%

Income tax provision	569	724	(155)	-21%

Net income	$1,208	$2,601	$(1,393)	-54%
Net income available to common shareholders	$1,208	$2,601	$(1,393)	-54%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Year Ended December 31,
	2019	2018	$ Change	% Change

Interest Income

Interest on loans	$36,201	$34,877	$1,324	4%
Interest on securities	930	1,196	(266)	-22%
Other interest income	2,679	1,587	1,092	69%

Total interest income	39,810	37,660	2,150	6%

Interest Expense

Interest on deposits	7,350	5,688	1,662	29%
Interest on long term borrowings	1,953	2,915	(962)	-33%

Total interest expense	9,303	8,603	700	8%

Net interest income	30,507	29,057	1,450	5%

Provision for (reversal of) loan losses	(500)	(300)	(200)	67%

Net interest income after provision for (reversal of) loan losses	31,007	29,357	1,650	6%

Noninterest Income

Mortgage-banking revenue	3,748	2,561	1,187	46%
Real Estate Commissions	1,834	1,707	127	7%
Real Estate Management Income	627	674	(47)	-7%
Other noninterest income	4,056	3,487	569	16%

Total noninterest income	10,265	8,429	1,836	22%

Net interest income plus noninterest income after provision for (reversal of) loan losses	41,272	37,786	3,486	9%

Noninterest Expense

Compensation and related expenses	19,738	17,819	1,919	11%
Net Occupancy & Depreciation	1,703	1,555	148	10%
Net Costs of Foreclosed Real Estate	172	83	89	107%
Other	8,048	6,783	1,265	19%

Total noninterest expense	29,661	26,240	3,421	13%

Income before income tax provision	11,611	11,546	65	1%

Income tax provision	3,237	2,977	260	9%

Net income	$8,374	$8,569	$(195)	-2%
Net income available to common shareholders	$8,374	$8,499	$(125)	-1%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	December 31, 2019	December 31, 2018	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,892	$2,880	$12	0%
Federal funds and interest bearing deposits in other banks	85,301	185,460	(100,159)	-54%
Certificates of deposit held as investment	7,540	8,780	(1,240)	-14%
Investment securities available for sale, at fair value	12,906	11,978	928	8%
Investment securities held to maturity	25,960	38,912	(12,952)	-33%
Loans held for sale, at fair value	10,910	9,686	1,224	13%
Loans receivable	645,685	682,349	(36,664)	-5%
Allowance for loan losses	(7,138)	(8,044)	906	-11%
Accrued interest receivable	2,458	2,848	(390)	-14%
Foreclosed real estate, net	2,387	1,537	850	55%
Premises and equipment, net	22,144	22,745	(601)	-3%
Restricted stock investments	2,431	3,766	(1,335)	-35%
Bank owned life insurance	5,377	5,225	152	3%
Deferred income taxes, net	1,747	2,363	(616)	-26%
Prepaid expenses and other assets	6,319	3,748	2,571	69%

	$826,919	$974,233	$(147,314)	-15%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$661,049	$779,506	$(118,457)	-15%
Borrowings	35,000	73,500	(38,500)	-52%
Subordinated debentures	20,619	20,619	-	0%
Accounts payable and accrued expenses	4,779	2,155	2,624	122%

Total Liabilities	721,447	875,780	(154,333)	-18%

Common stock	128	128	0	0%
Additional paid-in capital	65,944	65,538	406	1%
Retained earnings	39,445	32,860	6,585	20%
Accumulated comprehensive income (loss)	(45)	(73)	28	-38%

Total Stockholders’ Equity	105,472	98,453	7,019	7%

	$826,919	$974,233	$(147,314)	-15%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
Per Share Data:
Basic earnings per share	$0.66	$0.68	$0.09	$0.21
Diluted earnings per share	$0.65	$0.67	$0.09	$0.20
Average basic shares outstanding	12,780,980	12,585,961	12,798,480	12,719,772
Average diluted shares outstanding	12,855,351	12,697,620	12,859,916	12,835,186

Performance Ratios:
Return on average assets	0.92%	1.03%	0.54%	1.20%
Return on average equity	8.16%	9.00%	4.60%	10.70%
Net interest margin	3.50%	3.66%	3.26%	3.75%
Efficiency ratio*	72.33%	69.78%	82.17%	66.72%

	December 31, 2019	December 31, 2018
Asset Quality Data:
Non-accrual loans	$4,241	$4,657
Foreclosed real estate	2,387	1,537
Total non-performing assets	6,628	6,194
Total non-accrual loans to total loans	0.66%	0.68%
Total non-accrual loans to total assets	0.51%	0.48%
Allowance for loan losses	7,138	8,044
Allowance for loan losses to total loans	1.11%	1.18%
Allowance for loan losses to total non-accrual loans	168.3%	172.7%
Total non-performing assets to total assets	0.80%	0.64%
Non-accrual troubled debt restructurings (included above)	85	446
Performing troubled debt restructurings	8,858	10,698
Loan to deposit ratio	97.7%	87.4%

*	This non-GAAP financial measure is calculated as noninterest expenses less OREO expenses divided by net interest income plus noninterest income